Exhibit 10.3
[EXECUTION COPY]
PHANTOM
STOCK APPRECIATION RIGHTS AGREEMENT
RELATING TO
SPACE SYSTEMS/LORAL, INC.
This AGREEMENT (the “Agreement”), made as of the 27th day of October, 2009, by and between Loral Space & Communications Inc. (the “Company”) and                      (the “Grantee”).
WITNESSETH:
WHEREAS, the Grantee is now employed by the Company or a Subsidiary of the Company (a “Subsidiary”) in a key capacity, and the Company desires to have him remain in such employment and to provide him with an opportunity to earn future compensation tied to the performance of Space Systems/Loral, Inc. (“SS/L”) as measured by appreciation in the value of SS/L Phantom Stock (as defined below); and
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
1. Definitions. Capitalized terms not defined herein shall have the meaning ascribed to them in the Loral Space & Communications Inc. 2005 Stock Incentive Plan, as amended from time to time (the “Plan”).
“409A Change in Control” shall mean a transaction that constitutes both (i) a Change in Control or New SS/L Sale Event and (ii) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).
“Base Price” shall mean $10.00.
“Failed Tranche” shall have the meaning ascribed thereto in Section 3(d) herein.
“Loral Stock” means the Company’s Voting Common Stock, $.01 par value per share.
“SARs” shall mean the stock appreciation rights granted hereunder.
“SAR Equalizer” shall have the meaning ascribed thereto in Section 3(c)(vi) herein.
“Settlement Formula” shall have the meaning ascribed thereto in Section 3(b) herein.
“SS/L EBITDA” for any year shall mean SS/L’s Adjusted EBITDA for such year as reported in the Company’s filings with the Securities and Exchange Commission, to the extent SS/L’s Adjusted EBITDA has been publicized in the Company’s filings with the Securities and

Exchange Commission on the determination date or, if SS/L’s Adjusted EBITDA have not then been publicized in the Company’s filings, as determined by the Company’s Board of Directors.
“SS/L Phantom Stock” shall mean a hypothetical class of stock of SS/L, having a value derived from SS/L’s EBITDA.
“SS/L Phantom Stock Value” on any date shall mean SS/L EBITDA for the immediately prior fiscal year multiplied by 6.5, plus cash and cash investments on hand at the end of such prior year, minus debt for such prior year, the result of which is divided by 30,000,000.
“Subsidiary” shall mean a subsidiary of the Company within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended.
“Tranche” shall mean each separate tranche of SARs as delineated in the Vesting/Settlement Table in Section 3 below.
“Vesting Date” shall mean each date set forth below in the Vesting/Settlement Table on which a Tranche of SARs is scheduled to vest.
“Vesting Period” shall mean the time period between the Grant Date and the first Vesting Date, the first Vesting Date and the second Vesting Date, and the second Vesting Date and the third Vesting Date, as applicable.
2. Grant of Stock Appreciation Rights. Subject to the restrictions, terms and conditions set forth herein, the Company hereby grants to the Grantee, effective as of June 16, 2009 (the “Grant Date”),  _____  SARs. Each SAR shall represent the right to receive upon settlement an amount payable, in the discretion of the Committee, in cash or Loral Stock, in accordance with Section 3 herein.
3. Vesting and Settlement.
(a) Except as provided in this Agreement, the SARs are subject to a substantial risk of forfeiture until vested as set forth in this Section 3 and are not transferable, other than by will or the laws of descent and distribution. SARs awarded herein shall vest and be settled in Tranches over a period of three years on the Vesting Dates set forth in the Vesting/Settlement Table below, provided the Grantee has remained in continuous employment with the Company or a Subsidiary from the Grant Date through the applicable Vesting Date. In addition, the SARs may be subject to reloading through the grant of SAR Equalizers (as defined below) to the extent that certain threshold levels are not met on a Vesting Date or subsequent anniversary, as provided below. On each scheduled Vesting Date the SARs subject to settlement on such Vesting Date shall be automatically exercised and the value of the SARs subject to settlement on such Vesting Date shall be paid to the Grantee.

Vesting/Settlement Table

Tranche	Number of SARs	Base Price	Vesting Date
First	50%	$10.00	3-18-2010
Second	25%	$10.00	3-18-2011
Third	25%	$10.00	3-18-2012
(b) The amount payable on each Vesting Date shall be equal to the positive value, if any, of the product of (A minus B) multiplied by (C plus D) (the “Settlement Formula”).
(c) For purposes of the Settlement Formula, A, B, C and D shall have the following values:
(i) A shall equal the SS/L Phantom Stock Value on the Vesting Date;
(ii) B shall equal the Base Price;
(iii) C shall equal the number of SARs subject to the Tranche being settled on the applicable Vesting Date; and
(iv) D shall have the following value:
(1) with respect to the first Tranche of SARs D shall equal 0;
(2) with respect to the second Tranche of SARs,
•	D shall equal the number of SARs subject to the first Tranche if (x) the SS/L Phantom Stock Value on the Vesting Date for the first Tranche of SARs was less than $13.00 and (y) the SS/L Phantom Stock Value on the Vesting Date for the second Tranche is greater than the SS/L Phantom Stock Value on the Vesting Date for the first Tranche, or

•	D shall equal 0 if the conditions set forth above are not satisfied; and
(3) with respect to the third Tranche of SARs,
•	D shall equal the number of SARs subject to the first and second Tranches if (x) the SS/L Phantom Stock Value on the Vesting Dates for the first and second Tranches of SARs was less than $13.00 and (y) the SS/L Phantom Stock Value on the Vesting Date for the third Tranche is greater than the SS/L Phantom Stock Values on the Vesting Dates for the first and second Tranches,

•	D shall equal the number of SARs subject to the second Tranche if (x) the SS/L Phantom Stock Value on the Vesting Date for the second tranche of SARs was less than $13.00 and (y) the SS/L Phantom Stock Value on the Vesting Date for the third Tranche is greater than the SS/L Phantom Stock Value on the Vesting Date for the second Tranche, or

•	D shall equal 0 if the conditions set forth above are not satisfied.
(v) To the extent that when applying the Settlement Formula to any Tranche, D has a value equal to the number of SARs in one or more prior Tranches, the value realized upon settlement of all such prior Tranche(s) shall be subtracted from the amount realized in applying the Settlement Formula for the then current Tranche.
(vi) To the extent that when applying the Settlement Formula to any Tranche, D has a value equal to the number of SARs in a prior Tranche, the number of SARs represented by D that relate to such prior Tranche are hereinafter referred to as a “SAR Equalizer” with respect to such prior Tranche, and the grant of additional SARs comprising D as a result of the application of the Settlement Formula and as provided below, is hereinafter referred to as the grant of a SAR Equalizer hereunder. For example, if on the Vesting Date for the second Tranche, D has a value equal to the number of SARs subject to the first Tranche, D shall be a SAR Equalizer granted with respect to the first Tranche and if on the Vesting Date for the third Tranche, D has a value equal to the number of SARs subject to the first and second Tranches, that portion of D that relates to the first Tranche shall be a SAR Equalizer granted with respect to the first Tranche and that portion of D that relates to the second Tranche shall be a SAR Equalizer granted with respect to the second Tranche.
(d) To the extent that as of March 19, 2012 the value received by the Grantee from any Tranche, including the value received by grant of any SAR Equalizer related to such Tranche, equals or exceeds $3 per SAR, that Tranche shall expire and no further SAR Equalizer with respect to such Tranche shall be available for grant hereunder. To the extent that as of March 19, 2012 the value received by the Grantee from any Tranche, including the value received by grant of any SAR Equalizers related to such Tranche, is less than $3 per SAR (a “Failed Tranche”), one or more SAR Equalizers with respect to such Failed Tranche shall be available for grant hereunder as follows. To the extent that on March 18, 2013, March 18, 2014, March 18, 2015, or March 18, 2016 the Grantee has remained in continuous employment with the Company or a Subsidiary from the Grant Date through the applicable March 18 date and the SS/L Phantom Stock Value on such date is greater than the SS/L Phantom Stock Value on the prior Vesting Date for such Failed Tranche and any anniversary thereof on which a SAR Equalizer is granted hereunder with respect to such Tranche, a new SAR Equalizer shall be granted with respect to such Tranche equal to the number of SARs subject to such Tranche; provided, however, that no additional SAR Equalizers may be granted with respect to any Failed Tranche on any March 18 following the date that a SAR Equalizer is granted when the SS/L

Phantom Stock Value equals or exceeds $13.00. Upon the grant of any such SAR Equalizer, the SARs attributable thereto shall be automatically exercised and settled and an amount equal to the SS/L Phantom Stock Value on such date minus the Base Price multiplied by the number of SARs pursuant to such SAR Equalizer minus the amount previously paid to the Grantee attributable to the Failed Tranche with respect to which the SAR Equalizer relates (including the amount previously paid attributable to any prior SAR Equalizer with respect to such Tranche) shall be paid to the Grantee.
(e) Subject to any tax withholding pursuant to Section 11 herein, payment with respect to SARs which have been exercised and settled in accordance with this Section 3 shall be made to the Grantee, or to such other person or entity as is entitled to payment by will or the laws of descent and distribution, either (i) by lump sum cash payment equal to the amount payable upon exercise and settlement or (ii) by delivery of shares of Loral Stock having a Fair Market Value equal to the amount payable upon exercise and settlement, in either case, within five calendar days following the respective settlement date. The determination of whether to settle any SARs in cash or Loral Stock shall be made by the Committee, in its sole discretion.
(f) Death or Disability. Notwithstanding the continued employment requirement set forth in Section 3(a) above, upon the Grantee’s death or Disability (as defined below) while employed with the Company or a Subsidiary but prior to March 18, 2012, a portion of the Tranche of SARs next scheduled to vest on the next Vesting Date immediately following such death or Disability shall immediately become fully vested equal to the number of SARs subject to such next Tranche multiplied by a fraction, the denominator of which is the total number of days in the Vesting Period during which such death or Disability occurs, and the numerator of which is the number of days during such Vesting Period that the Grantee is employed with the Company or a Subsidiary prior to such death or Disability. The SARs subject to such ratable vesting upon the Grantee’s death or Disability shall be automatically exercised and the value of such SARs shall be determined by applying the Settlement Formula (as provided in Section 3(b) and (c) above) to such SARs and paid to the Grantee, or the Grantee’s estate (in the event of death), on the next Vesting Date immediately following such death or Disability. To the extent that as of the earlier of March 19, 2012 or the date of the Grantee’s death or Disability the value received by the Grantee from any Tranche, including the value received by grant of any SAR Equalizer related to such Tranche, equals or exceeds $3 per SAR, that Tranche shall expire and no further SAR Equalizer with respect to such Tranche shall be available for grant hereunder. To the extent that the Grantee’s death or Disability occurs on or after March 19, 2012 and any one or more of Grantee’s Tranches has resulted in a Failed Tranche, a SAR Equalizer with respect to such Failed Tranche(s) shall be available for grant hereunder as follows. To the extent that on the March 18 immediately following the Grantee’s death or Disability the SS/L Phantom Stock Value on such date is greater than the SS/L Phantom Stock Value on the prior Vesting Date for any Failed Tranche and any anniversary thereof on which a SAR Equalizer is granted hereunder with respect to such Tranche, a new SAR Equalizer shall be granted with respect to such Tranche equal to the number of SARs subject to such Tranche; provided, however, that the number of SARs subject to any such SAR Equalizer that relates to a Failed Tranche that was subject to ratable vesting on account of the Grantee’s death or Disability shall equal the number of SARs subject to such ratable vesting; and further provided, however, that no additional SAR Equalizers may be granted with respect to any Failed Tranche on any March 18 following the date that a SAR Equalizer is granted when the SS/L

Phantom Stock Value equals or exceeds $13.00. Upon the grant of any such SAR Equalizer on any such March 18, the SARs attributable thereto shall be automatically exercised and settled and an amount equal to the SS/L Phantom Stock Value on such date minus the Base Price multiplied by the number of SARs pursuant to such SAR Equalizer minus the amount previously paid to the Grantee attributable to the Failed Tranche with respect to which the SAR Equalizer relates, including the amount attributable to any prior SAR Equalizer with respect to such Tranche, shall be paid to the Grantee. For purposes of this Agreement, the term “Disability” shall have the meaning ascribed thereto in the Plan, provided such Disability also constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). Except as provided in this Section 3(f), upon the Grantee’s death or Disability, all outstanding SARs, whether vested or unvested, shall expire and be forfeited.
(g) Termination of Employment without Cause. Notwithstanding the continued employment requirement set forth in Section 3(a) above, upon the termination of the Grantee’s employment with the Company and all Subsidiaries by the Company or a Subsidiary without Cause, the Tranche of SARs next scheduled to vest on the next Vesting Date immediately following such termination shall immediately vest. The SARs subject to such accelerated vesting upon the Grantee’s termination of employment without Cause shall be automatically exercised and the value of such SARs shall be determined by applying the Settlement Formula (as provided in Section 3(b) and (c) above) to such SARs and paid to the Grantee on the next Vesting Date immediately following such termination of employment. To the extent that as of the earlier of March 19, 2012 or the date of the Grantee’s termination of employment without Cause the value received by the Grantee from any Tranche, including the value received by grant of any SAR Equalizer related to such Tranche, equals or exceeds $3 per SAR, that Tranche shall expire and no further SAR Equalizer with respect to such Tranche shall be available for grant hereunder. To the extent that the termination of the Grantee’s employment with the Company and all Subsidiaries by the Company or a Subsidiary without Cause occurs on or after March 19, 2012 and any one or more of Grantee’s Tranches has resulted in a Failed Tranche, a SAR Equalizer with respect to such Failed Tranche(s) shall be available for grant hereunder as follows. To the extent that on the March 18 immediately following the Grantee’s termination of employment without Cause the SS/L Phantom Stock Value on such date is greater than the SS/L Phantom Stock Value on the prior Vesting Date for any Failed Tranche and any anniversary thereof on which a SAR Equalizer is granted hereunder with respect to such Tranche, a new SAR Equalizer shall be granted with respect to such Tranche equal to the number of SARs subject to such Tranche; provided, however, that no additional SAR Equalizers may be granted with respect to any Failed Tranche on any March 18 following the date that a SAR Equalizer is granted when the SS/L Phantom Stock Value equals or exceeds $13.00. Upon the grant of any such SAR Equalizer on any such March 18, the SARs attributable thereto shall be automatically exercised and settled and an amount equal to the SS/L Phantom Stock Value on such date minus the Base Price multiplied by the number of SARs pursuant to such SAR Equalizer minus the amount previously paid to the Grantee attributable to the Failed Tranche with respect to which the SAR Equalizer relates, including the amount attributable to any prior SAR Equalizer with respect to such Tranche, shall be paid to the Grantee. Except as provided in this Section 3(g), upon the termination of the Grantee’s employment with the Company and all Subsidiaries by the Company or a Subsidiary without Cause, all outstanding SARs, whether vested or unvested, shall expire and be forfeited.

(h) Other Terminations. Upon the Grantee’s termination of employment with the Company and all Subsidiaries for any reason other than on account of the Grantee’s death or Disability or by the Company or a Subsidiary without Cause, all outstanding SARs, whether vested or unvested, shall immediately expire and be forfeited.
(i) Determination of Employment Termination. Whether employment has been terminated and the determination of the termination date for the purposes of this Agreement shall be determined by the Committee, in its sole discretion.
(j) Change in Control. In the event of a 409A Change in Control, all of the then unvested SARs shall automatically vest, be exercised and settled based on the SS/L Phantom Stock Value, as determined by the Committee, upon consummation of the 409A Change in Control.
4. Nature of SARs. The SARs awarded pursuant to this Agreement shall be used solely as a device for the measurement and determination of the dollar amount to be paid to the Grantee as provided herein. SARs shall not constitute or be treated as property or as a trust fund of any kind or as stock, stock options or any other form of equity security. The Grantee shall have only those rights set forth in this Agreement with respect to SARs awarded to him and shall have no rights as a shareholder of the Company or SS/L by virtue of having been granted SARs.
5. Non-Transferability. The SARs are not transferable by the Grantee other than by will or the laws of descent and distribution. No assignment or transfer of the SARs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or by the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs shall terminate and become of no further effect.
6. Recapitalizations, Reorganizations, Etc. (a) The existence of the SARs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s or SS/L’s capital structure or the Company’s or SS/L’s business, or any merger or consolidation of the Company or SS/L, or any issues of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting Loral Stock or the rights thereof or convertible into or exchangeable for Loral Stock, or the dissolution or liquidation of the Company or SS/L, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) The number of SARs and the Base Price of the SARs awarded to the Grantee shall be equitably adjusted, as determined appropriate by the Committee in its sole discretion, in the event that there is a reorganization, recapitalization, reclassification, stock split, combination, exchange of shares, or spin-off of SS/L or SS/L stock or distribution (other than normal cash dividends) of Company or SS/L assets to shareholders.

7. Compliance with Law. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that the Company will not be obligated to make payment for or settle any SARs hereunder, if the exercise and settlement of the SARs shall constitute a violation by the Grantee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise and/or settlement of the SARs to comply with any law or regulation of any governmental authority.
8. Successors. The obligations of the Company hereunder shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company.
9. Administration. Full power and authority to interpret and construe this Agreement shall be vested in the Committee. The Committee may delegate its authority to such officer or officers of the Company as it deems appropriate. The decision of the Committee on any matter which the Company is authorized to act upon under this Agreement shall be final and binding upon all persons.
10. No Right to Employment. This Agreement shall not be deemed to confer upon the Grantee any right to be employed by, or to be retained in the employ of, the Company or any Subsidiary, or to give to the Grantee any right to receive any payment whatsoever, except as provided hereunder.
11. Withholding of Tax. All payments, whether in cash or in shares of Loral Stock, required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to any applicable tax law or regulation.
12. Governing Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of Delaware, without giving effect to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.
By:	/s/ Michael B. Targoff
	Name:	Michael B. Targoff
	Title:	Vice Chairman, Chief Executive Officer and President

Grantee:
Mailing Address of Grantee for Delivery of Stock Certificates:

Phone Number of Grantee:

Email Address of Grantee:

Social Security No.: — —